                                                                   Exhibit 10.32


                                  Brian F. King
                               Terms of Employment
                                      with
                              Concord Camera Corp.


1)     Position

       Senior Vice President of Concord Camera Corp. and, until April 24, 2000, Managing Director of Concord Camera HK Limited ("CCHK")

2)     Employer

       Concord Camera Corp., a New Jersey corporation (hereinafter, the "Company" or "Concord")

3)     Term

       Three (3) years and one day commencing effective as of January 1, 2000 (the "Effective Date") and ending on January 1, 2003, inclusive (the "Term"). Thereafter, the Term may be renewed or extended by mutual agreement of both parties in writing. The employment may be terminated by the Company in accordance with Section 12 below at any time during the Term.

4)     Reports To

       The Chairman and Chief Executive Officer, or such other person or persons as the Chairman and Chief Executive Officer may designate.

5)     Compensation

       Salary: $400,000 per annum, increasing to $450,000 effective as of January 1, 2001. The aforesaid salary amount is payable in accordance with the Company's normal payroll policies for executives and is to be reviewed on an annual basis.

       Deferred Compensation: The employee has received a one-time grant of deferred compensation equal to $750,000 and the entire amount has been deposited by the Company into a deferred compensation account created for this purpose. The deferred compensation shall vest, so long as the employee continues to be employed by the Company, in the following annual installments: (i) as to $250,000 on January 1, 2001; (ii) as to $250,000 on January 1, 2002; and (iii) as to $250,000 on January 1, 2003. The Company has adopted a supplemental executive retirement plan (the "SERP") for the benefit of the employee, setting forth the terms and conditions under which the deferred compensation will be paid to the employee. The SERP provides for immediate vesting of the foregoing amounts upon a change of control of the Company. The SERP will be amended to also provide for immediate vesting in full if the Company terminates the employee's employment without cause (as defined in Section 12)

Brian F. King
Terms of Employment
Page 2 of 7



       before the end of the Term.

       Auto Allowance:  $1,500 per month.

6)     Tax Equalization

       To be provided per Concord's corporate policy for executives working overseas, a summary of which has been provided to the employee.

7)     Expense Reimbursement and Housing

       All reasonable documented expenses necessarily incurred in the performance of the employee's duties. Housing to be provided by CCHK at its expense for the period during which the employee is on assignment overseas.

8)     Vacation

       Three (3) weeks vacation per year. Employee shall provide the Company a minimum of 30 days' prior written notice of a request for vacation days. All vacation days are subject to the Company's approval. The employee shall be entitled to the Company's regularly scheduled holidays.

9)     Bonus

       The employee is eligible to participate in the Company's management incentive compensation program which was approved by the Board of Directors of the Company on August 23, 1995 and November 8, 1995. The participation shall be subject to the terms and conditions of said program.

10)    Options

       The employee has been granted the following option, effective as of April 24, 2000, to purchase up to 169,680 shares of the common stock of
       Concord:

              with vesting as to 56,560 shares on April 24, 2000;
              with vesting as to 37,706 shares on January 1, 2001; with vesting as to 37,707 shares on January 1, 2002; and with vesting as to 37,707 shares on January 1, 2003.

       The exercise price per share of the option is $22.1875. The foregoing exercise price and the number of shares subject to the foregoing option have already been adjusted to reflect the April

Brian F. King
Terms of Employment
Page 3 of 7



       14, 2000 stock split paid to shareholders of record on March 27, 2000. The option is subject to the terms and conditions of that certain option agreement dated as of April 24, 2000, by and between Concord and the employee (the "Option Agreement"). The Option Agreement provides for immediate vesting as to all shares underlying the option upon a change of control of the Company (as defined therein). The Option Agreement will be amended to also provide for immediate vesting in full if the Company terminates the employee's employment without cause (as defined in Section
       12) before the end of the Term. The grant of the aforesaid option does not establish any right of continued employment.

11)    Benefits

       The employee shall be eligible to receive the following benefits, with contributions, as applicable to be made by the employee and/or the Company consistent with the applicable plans:

       o      Life insurance at a rate of two (2) time base salary

       o Medical and Dental insurance, as a participant in the Company's medical and dental plan(s)

       o Disability Insurance, as a participant in the Company's disability and insurance plan

       o      401K Plan

       o Per standard practice for overseas postings of executives and those normally provided to Concord Camera Corp. employees and executives, including but not limited to full housing costs, home leave(s) (including the cost of business class airfare(s)), etc.

       To the extent that the Company in its sole discretion modifies or terminates any of the foregoing plans or benefits, the employee shall be subject to said change.

12)      Termination

       o The employee may be terminated for cause. Cause shall mean: (i) continued failure to obey reasonable instructions of the person(s) to whom employee reports; (ii) continued neglect of duties and responsibilities; (iii) willful misconduct or other actions in bad faith which are to the detriment of the Company and/or any of its subsidiaries or affiliates; (iv) failure to comply with any of the provisions set forth in Exhibit A; or (v) failure to comply with the Code of Conduct annexed as Exhibit B.

Brian F. King
Terms of Employment
Page 4 of 7



              Prior to terminating the employee for cause the Company shall provide the employee with written notice of the allegations giving rise to termination and provide the employee with 30 days to respond to the allegations and an additional 30 days to cure, remedy or rectify any circumstances giving rise to termination for cause to the extent that any cure, remedy or rectification is possible.

       o Concord may terminate the employee's employment at any time for any reason by giving the employee 30 days' written notice. In the event Concord elects to terminate pursuant to this provision, it may at its option request employee to remain in its employment during the 30 day period following delivery of notice of termination, provided that the Company shall continue to provide the employee with his normal and customary compensation and benefits as prescribed in Sections 5, 8 and 11. Alternatively, Concord may require the employee to cease working at any time during the 30-day notice period. If: (i) Concord terminates the employee's employment without cause (as defined above in this Section) whether during the Term or at any time after the expiration of the Term; or (ii) the employee terminates his employment with Concord after the expiration of the Term (but not before), then the employee will be paid for a total of one (1) year (post-employment compensation), excluding any portion of the 30-day notice period for which the employee remained in the Company's employment, at the then effective compensation provided for in Section 5. The portions of such post-employment compensation that are related to the employee's salary and auto allowance will be paid in installments (net of required withholding) in accordance with the Company's normal payroll schedule for executives. The Company's obligation to pay any such post-employment compensation is conditioned upon the employee's prior and continued compliance with the provisions of this Agreement including, but not limited to, Section 13 and Exhibit A.

       o To the extent that the employee's employment terminates for any reason outlined above, benefits as set forth in Sections 8 and 11, provided to employee will terminate as of the last date of employment unless otherwise specified in any employment benefit plan or unless otherwise specified as a matter of law.

13)    Confidentiality and Intellectual Property; Non-Compete; Code of Conduct

       Annexed hereto as Exhibits A and B, respectively, are provisions applicable to the employee which are incorporated herein by reference and are part of this Agreement. As consideration for the covenants of employee set forth in Exhibit A, the Company hereby employs or continues to employ employee and employee hereby accepts employment or continued

Brian F. King
Terms of Employment
Page 5 of 7


       employment upon the terms and conditions contained herein. The employee acknowledges and agrees that the provisions set forth in Exhibits A and B do not affect the Company's ability to terminate the employee at any time with or without cause. If a provision set forth in this Term Sheet conflicts with a provision set forth in one or both of the exhibits, then the provisions of this Term Sheet shall govern. The obligations set forth in Exhibits A and B shall survive any termination of the employee's employment and/or any termination or expiration of this Agreement. The Company acknowledges that employee's willingness to enter into the non-compete covenants is based solely on employee receiving the post employment compensation in the circumstances provided for in Section 12. The employee acknowledges that, if the Company terminates the employee's employment with cause (as defined in Section 12) or if the employee terminates his employment with the Company before the end of the Term (in breach of this Agreement), then the employee will not be entitled to receive the post-employment compensation described in Section 12 but the non-compete covenants will nevertheless remain in full force and effect.

       In the event the employee fails to comply with any of the terms or conditions of Exhibit A or B (as same may be modified in this Term Sheet), all stock options granted by the Company, pursuant to this Agreement or otherwise, are thereby forfeited regardless of whether such options have vested.

 14)   Representation by Employee

       Employee acknowledges and represents that he/she is not subject to any agreement or understanding, oral or written, direct or indirect, which would in any way prohibit, interfere with, restrict or limit: (a) the employee's employment by the Company (or any of its subsidiaries or affiliates); or (b) any activities contemplated as part of the employee's employment hereunder.

15)    Acknowledgment of Representation by Counsel

       Employee acknowledges that he has been represented by independent counsel or has knowingly waived his right to be represented by independent counsel with respect to the negotiation and execution of employee to this Agreement. The company shall reimburse employee in an amount not to exceed $2,500 for professional fees actually incurred by employee with respect to professional's fees applicable to the negotiation and execution of this agreement.

16)    Indemnification

       The employee agrees to indemnify the Company for any damages, claims, expenses or costs,

Brian F. King
Terms of Employment
Page 6 of 7



       including attorneys fees, incurred by the Company relating directly or indirectly to any act or omission of the employee outside of the scope of the employee's duties and responsibilities as an employee of the Company. The company agrees to indemnify the employee for any damages, claims, expenses or costs, including attorneys' fees, incurred by the employee relating directly or indirectly to any act or omission of the Company within the scope of performing the employee's duties and responsibilities as an employee of the company.

17)    Entire Agreement

       This Agreement (which includes all schedules and exhibits to same) contains the entire understanding and agreement among and between the parties and supersedes any prior understandings or agreements, oral or written, between them relating to the subject matter hereof. Notwithstanding the foregoing, unless this Agreement specifically provides otherwise, it does not supercede any prior option agreements entered into between the Company and the employee. Any amendments to this Agreement must be in writing, signed by the parties affected by the amendment.

18)    Severability

       If any provision of this Agreement is held breached, illegal, invalid or unenforceable, such provision shall be deemed severed and the remainder of this Agreement will remain binding on the parties as though the breached, illegal, invalid or unenforceable provision had not been included.

19)    Attorneys' Fees

       If any action at law or in equity is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, whether at pretrial, trial or appellate levels, which may be set by the court in the same action or in a separate action for that purpose, including reasonable costs and fees awarded in such action, in addition to any other relief to which the party may be entitled.

20)    Governing Law

       This Agreement and the employment of the employee shall be governed by the laws of the State of Florida. Any litigation related to or arising out of this Agreement shall be brought in the state or federal courts of the State of Florida, or in the event the Company moves its principal place of business from the State of Florida, in the state or federal courts of the state of such other principal place of business. The parties agree that service of process may be effected by certified

Brian F. King
Terms of Employment
Page 7 of 7


       or registered mail, return receipt requested, or by regular mail if certified or registered mail is refused. The parties hereto agree to waive, and do hereby waive, trial by jury. The employee agrees and acknowledges that in the event of his or her violation of any term or condition of this Agreement that the Company will have no adequate remedy at law and shall, therefore, be entitled to enforce any provision hereof by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damage or posting any bond or other security and without prejudice to any other remedies that may be available to the Company at law or in equity.



Accepted and Agreed:                       Accepted and Agreed:

EMPLOYEE                                   CONCORD CAMERA CORP.

/s/ Brian F. King                          /s/ Ira B. Lampert
---------------------------                -------------------------------------
Brian F. King                              Ira B. Lampert, Chairman and Chief
                                             Executive Officer


Date:    7/30/01                           Date:   7/30/01
      ---------------------                      -------------------------------

                                                                       Exhibit A


               CONFIDENTIALITY/INTELLECTUAL PROPERTY RESTRICTIONS
                                 AND NON-COMPETE


I.  CONFIDENTIALITY/INTELLECTUAL PROPERTY RESTRICTIONS

       1. During Employee's employment and at all times thereafter, Employee agrees to keep in the strictest confidence, agrees to refrain from disclosing or divulging to any person, firm or corporation, and agrees to refrain from using directly or indirectly, for his or her benefit or the benefit of others, any information which is or ought to be treated as Confidential Information. Employee agrees that, except as directed by the Company, the Employee will not at any time, whether during or after his or her employment with the Company, disclose to any person any Confidential Information, or permit any person to examine and/or make copies of any documents or other tangible items which contain or are derived from Confidential Information, whether prepared by the Employee or otherwise coming into the Employee's possession or control. Said documents may be in either human or computer readable form, including, but not limited to software, source code, hex code, or an other form. Employee further acknowledges and agrees that a document or other tangible item need not be expressly marked or designated as "Confidential" in order for it to be considered Confidential Information and the Employee agrees to use his or her best judgment in this regard and to proceed on the assumption that all information to which he or she is exposed by virtue of his or her employment, whether directly from the Company or not, is to be considered Confidential Information of the Company. Notwithstanding the provisions contained herein, Employee may disclose Confidential Information: (a) in the course of carrying out his or her duties as an employee, provided that such disclosures are made in accordance with Company policy as currently in effect at the time of the disclosure; or (b) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Employee to divulge, disclose or make accessible such information. If any such body described herein requests the Employee to reveal or make accessible such information, the Employee must promptly provide Concord Camera Corp.'s Chief Executive Officer with written notice of the request so that the Company may exhaust its rights before any court or administrative tribunal to prohibit disclosure.

       2. As used herein, the term "Confidential Information" includes, but is not limited to, all information relating to: (A) the Company's business affairs and operations (unless otherwise available as public information due to no fault of Employee), including but not limited to, (i) vendors, suppliers and customers of the Company (including mailing lists, credit card or charge card numbers, price and mark-up determinations, sales or sales trends, and costs of products or services paid by the Company),
       (ii) Company budgets,
       business plans and marketing plans, and (iii) any proprietary products or processes or any other confidential or non-public information or material concerning the copyrights, trademarks, trade names, service marks, inventions, patents, products, suppliers or customers of the Company; and
       (B) all confidential information relating to any third party with whom the Company is under an obligation of confidentiality.

       3. In connection with the Employee's obligations: (a) the Employee shall keep all papers and other tangible items relating to the Company and its products and processes and the Employee's responsibilities and duties herein at the principal place of business of the Company or at such other place as may be designated by the Company from time to time, and (b) upon the termination of his or her employment, Employee will deliver to the Company all documents, papers, records, files, recordings, digital and electronic stored information, computer or word processing software and other material containing Confidential Information, and will retain no copy, duplicate, summary or description thereof.

       4. All copyrights, trademarks, trade names, service marks, inventions, processes and intangible or intellectual property rights that may be invented, conceived, developed or enhanced by the Employee during the term of his or her employment with the Company that relate to the business or operations of the Company or that result from any work performed by the Employee for the Company or using Company assets shall be the sole property of the Company, and the Employee hereby waives any right or interest that he or she may otherwise have in respect thereof. Upon the request of the Company, Employee shall execute, acknowledge, deliver and file any instrument or document, and do all other acts and things necessary or appropriate in the opinion of the Company to confirm the Company's title or assign such title to such inventions and its rights to obtain and maintain letters patent or other protection with respect thereto and to enable the Company to exploit the same.

       5. The foregoing Sections 1 through 4 are each of unlimited duration, and extend throughout the period of employment and following any termination of employment with the Company without time limit in perpetuity.

II.  NON-COMPETE PROVISIONS

       1. Employee agrees and covenants that, because of the nature of the Company's business, the confidential and sensitive nature of the Confidential Information, as defined above, and because the use of, or even the appearance of the use of, the Confidential Information may cause irreparable damage to the Company and its reputation, or to customers of the Company, Employee shall not, anywhere in the world, during the term of employment and for a period of twelve (12) months after the time of the termination of the Employee's employment, regardless of the reason for such termination, without the Company's prior express written consent (which consent must specifically refer to this Section of this Agreement), in any capacity whatsoever, directly or indirectly, whether as an employee, sole proprietor, shareholder, member, partner, consultant, independent contractor, salesman, officer, director, customer or otherwise:

              (a) be or become interested in or associated with or represent or otherwise render assistance or services to (as an officer, director, stockholder, partner, consultant, owner, employee, contractor, agent, creditor or otherwise) any business that is then, or which then proposes to become, a competitor of the Company anywhere in the world; provided, that the foregoing shall not restrict the Employee from the ownership, solely as an investment, of securities of any business if such ownership is:
              (i) not as controlling person of such business, (ii) not as a member of a group that controls such business, and (iii) not as a direct or indirect beneficial owner of 5% or more of any class of securities of such business;

              (b) induce or seek to influence any other employee of (or consultant to) the Company to leave his or her employ (or terminate such consultancy) or to become financially interested in a similar business;

              (c) aid a competitor or supplier of the Company in any attempt to hire a person who was employed by, or who was a consultant to, the Company within the one-year period preceding the date of any such aid;

              (d) induce or attempt to influence any person who was a customer or supplier of the Company during such period to transact business with a competitor of the Company or not to do business with the Company;

              (e) provide any business or assistance directly or indirectly to any competitor or supplier of the Company or to any person formerly employed by the Company or formerly acting as a consultant to the Company; or

              (f) aid, assist, or transact any business with any person who was an employee of, or consultant to, any customer of the Company.

       2. The Restraints set forth in Section 1 of this Part II, however, do not preclude the Employee from:

              (a) serving on the boards of directors of a reasonable number of other corporations not engaged in competition with the Company or the boards of a reasonable number of trade associations and/or charitable organizations;

              (b) engaging in charitable activities and community affairs;

              (c) managing his or her personal investments and affairs; or

              (d) being involved in other business transactions,

       provided that such activities do not interfere with the proper performance of Employee's duties and responsibilities as an employee of the Company.

III.  GENERAL PROVISIONS

       1. As used in this Exhibit, the term "Company" includes Concord Camera Corp. and all of its subsidiary companies.

       2. Rights and Remedies of the Company.

              (a) Reasonableness of Restraints. The Employee hereby acknowledges that Employee is fully familiar with the restrictions, restraints and limitations imposed upon him or her hereunder (collectively, the "Restraints"); Employee further acknowledges and agrees that the Restraints contained herein are necessary for the protection of the Company's legitimate business interests, including but not limited to the Company's trade secrets, valuable confidential business or professional information, substantial relationships with existing and prospective customers, and customer and client goodwill, and that the Restraints are reasonable in scope and content.

              (b) Injunctive Relief. Employee acknowledges that disclosure of any Confidential Information or breach of any of the non-competition covenants contained herein will give rise to irreparable injury to the Company or customers of the Company, inadequately compensable in damages. Employee also agrees and acknowledges that his or her breach of this Agreement will give rise to irreparable injury which may specifically be enjoined. Accordingly, the Company may seek and obtain injunctive relief against the breach or threatened breach of the foregoing, in addition to any other legal remedies which may be available. Employee further acknowledges and agrees that, in the event of the termination of employment with the Company (for whatever reason), Employee's experience and capabilities are such that Employee can obtain employment which is different or of a non-competing nature with the Company; and that the enforcement of a remedy hereunder by way of injunction shall not prevent Employee from earning a reasonable livelihood.

              (c) Extension of Period of Restraints. The Restraints described in
              Section 1 of Part II above shall not expire until the Employee has been in full, continuous compliance, both during employment and for a period of twelve (12) months thereafter, with the Restraints and other covenants set forth in this Agreement.

       3. Enforcement by Third Party Beneficiaries, Assignees, and Successors

              Employee acknowledges and agrees that the Restraints contained in this Agreement are for the benefit of the Company and certain third party beneficiaries related to the Company and that either the Company or such third party beneficiaries may enforce the terms of this Agreement. This Agreement inures to the benefit of and may be enforced by the Company's assignee or successor and the assignee or successor of any third party beneficiary.

       4. Enforceable

              The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Employee against the Company whether predicated on this Agreement or otherwise.

       5. Saving Provision

              Employee acknowledges that he or she has carefully read and understands this Agreement. The Employee agrees and stipulates that all provisions in this Agreement are fair and reasonable in light of all of the facts and circumstances of the relationship between Employee and the Company and that they are required to protect the legitimate business interests of the Company. Notwithstanding the above, Employee agrees that in the event that the Restraints (or any part thereof) shall be determined by any court of competent jurisdiction to be unenforceable by reason of being extended for too great a period of time, or as encompassing too large a geographic area, or over too great a range of activities, or any combination of these elements, that such portion shall be considered divisible as to scope, time and geographic area and that the Restraints shall be interpreted to extend to the maximum period of time, geographic area, and range of activities which the court deems reasonable and enforceable. All other provisions not deemed unenforceable will remain in full force and effect.


Rev.  February 12, 2001

                                                                       Exhibit B






                              CONCORD CAMERA CORP.



                                 CODE OF CONDUCT

Revised 08/10/00

                            CERTIFICATE OF COMPLIANCE


         I hereby acknowledge receipt of the attached Concord Camera Corp. Code of Conduct and agree to abide by the terms of the Code of Conduct. I further understand and acknowledge that the Code of Conduct is not a contract of employment and does not alter my status as an at-will employee.


                                           -------------------------------------
                                                      (Signature)


                                           -------------------------------------
                                                   (Printed Name)


                                           -------------------------------------
                                                       (Position)


                                           -------------------------------------
                                                       (Address)


                                           -------------------------------------
                                                      (Date Signed)

                                    CONTENTS


I.       INTRODUCTION............................................................................         1

II.      CITIZENSHIP AND PUBLIC RESPONSIBILITY...................................................         1
         1.       Compliance with Laws...........................................................         1
         2.       Relations with Customers.......................................................         2
         3.       Competition....................................................................         2
         4.       Proper Accounting and Financial Integrity......................................         3

III.     USE OF COMPANY ASSETS, FACILITIES AND SERVICES..........................................         4
         1.       Improper Payments..............................................................         4
         2.       Political Contributions........................................................         4
         3.       Safeguarding Assets............................................................         5

IV.      SELECTION OF VENDORS OF GOODS AND SUPPLIERS OF SERVICES.................................         5

V.       CONFLICT OF INTEREST....................................................................         5

VI.      SECURITIES TRADING......................................................................         7
         1.       Inside Information.............................................................         7
         2.       Trading Guidelines.............................................................         7
         3.       Reporting and Other Obligations................................................         8

VII.     DISCLOSURE AND USE OF CONFIDENTIAL INFORMATION..........................................         8

VIII.    OWNERSHIP OF INTELLECTUAL PROPERTY......................................................        10

IX.      COMPETITION WITH THE COMPANY............................................................        10

X.       ENVIRONMENT, HEALTH AND SAFETY..........................................................        11

XI.      EMPLOYMENT ISSUES.......................................................................        11
         1.       Equal Opportunity..............................................................        11
         2.       Harassment.....................................................................        12
         3.       Disability.....................................................................        12

XII.     INTERNAL COMMUNICATION AND ENFORCEMENT OF POLICY........................................        12

XIII.    EFFECTS OF FAILURE TO COMPLY WITH CODE..................................................        12

XIV.     CODE NOT A CONTRACT OF EMPLOYMENT.......................................................        13

XV.      NAMES AND NUMBERS.......................................................................        13

                              CONCORD CAMERA CORP.
                                 CODE OF CONDUCT

I.       INTRODUCTION

         This Code of Conduct is a statement by Concord Camera Corp. of the manner in which it intends to conduct its business activities. It sets forth the standards of conduct which Concord Camera Corp. requires of each of its directors, officers and employees and the directors, officers and employees of each of its subsidiary companies.

         This Code of Conduct is not an employment contract. It does not change the status of any at-will employee of Concord Camera Corp. or any of its subsidiary companies. Compliance with its terms, however, is a condition to continued employment and, as the case may be, directorship with Concord Camera Corp. and its subsidiary companies. Accordingly, each director, officer and employee of Concord Camera Corp. and each of its subsidiary companies must acknowledge receipt of this Code of Conduct and agree to be bound by its terms.

         Concord Camera Corp. reserves the right to modify this Code of Conduct, at its sole discretion.

         All references in this Code of Conduct to the "Company" are intended to include Concord Camera Corp. and each of its subsidiary companies.

II.      CITIZENSHIP AND PUBLIC RESPONSIBILITY

         The Code of Conduct is intended to apply to all business activities conducted on behalf of the Company. The success of the Company is predicated on conducting its business affairs in a socially responsible manner, while seeking to promote the most important dynamic of a public company: earning the profits which make possible the continued existence and growth of the Company, satisfying investors' expectations of a fair return, providing jobs for employees, and contributing to the well-being of the various communities in which the Company does business.

         1.       Compliance with Laws

                  Recognition of the public interest must be a permanent Company commitment in the conduct of its affairs. The activities of all of the Company's employees, officers and directors (collectively referred to as "Affiliates") acting on its behalf must always be in full compliance with applicable laws. In this regard, no Affiliate should assist a third party in violating any applicable law. When there is any doubt as to the lawfulness of any proposed activity, advice must be sought from the Company's Corporate Counsel or Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

                  Violation of applicable laws may subject the Company and any involved Affiliate to severe consequences, including injunctions, monetary damages (which could far exceed the value of any gain realized as a result of the violation, and which could be tripled in certain cases), fines, and criminal penalties, including imprisonment. Actual or apparent violations of applicable laws by the Company and any involved Affiliate can also undermine the confidence of the Company's investors, creditors and bankers, as well as the general public.

         2.       Relations with Customers

                  It shall be the Company's fundamental objective and policy:

                  (a) to provide customers with quality merchandise and service at fair prices;

                  (b) to deal with customers fairly, honestly and courteously;

                  (c)      to ascertain and satisfy customers needs; and

                  (d) to live up to obligations to customers and satisfy their complaints fairly and with dispatch, forever mindful of the fact that a satisfied customer is a valuable Company asset.

         3.      Competition

                  The purpose of the United States federal and state antitrust and trade practice laws is to preserve our free enterprise system. These laws are founded on the belief that the public interest is best served by vigorous and fair competition, free from collusive agreements among competitors. The Company is committed to this belief, and while the Company competes aggressively and creatively in its business activities, its efforts in the marketplace will be conducted in a fair and ethical manner in strict accordance with the letter and spirit of applicable antitrust and trade practice laws.

                  Affiliates must be aware of the serious criminal and civil consequences of violations of these laws. First, a violation of the antitrust laws may be prosecuted as a felony, and conviction may result in heavy corporate and individual fines, and substantial prison sentences. Second, injunctions obtained by the United States Department of Justice or a State Attorney General, or orders by the Federal Trade Commission ("FTC"), may place severe restrictions on the Company. Violation of an injunction is punishable by fine or imprisonment; and violation of an FTC Order can result in substantial monetary penalties. Finally, persons injured by violations of certain of the antitrust laws may sue and recover triple the amount of their actual damages.

                  The antitrust laws forbid collusion among competitors to restrain trade and attempts or conspiracies to monopolize by means of predatory or unfair tactics. They also prohibit certain restrictive arrangements with customers, particularly those that fix resale prices or otherwise unreasonably restrain customer sales or purchases of merchandise. Any agreement, mutual consent or understanding, whether expressed or implied, oral or written, may be sufficient to establish collusion. It is illegal to collude with competitors to:

                  (a) raise, lower, maintain, stabilize or otherwise fix prices, discounts, allowances, credit terms or any other price elements;

                  (b) fix the price at which merchandise will be purchased from suppliers or resold by customers;

                  (c)      limit or control production or sales;

                  (d) allocate customers or divide markets or marketing territories; or

                  (e)      boycott suppliers or customers.


                  No Affiliate may participate in any such collusive arrangement or practice with a competitor. Nor may any Affiliate engage in any predatory or unfair conduct designed to exclude competition; enter into, or discuss, any arrangement with a customer to fix resale prices; or, except with the prior approval of the Company's Chief Executive Officer, enter into any arrangement with a customer otherwise restricting the customer's ability to purchase or sell merchandise.

                  It is equally important to avoid contacts and dealings with competitors that might lead to an inference of collusion. Accordingly, no Affiliate may discuss with a competitor any of the above topics, including prices (past, present or future), pricing procedures, profit levels, selection of resources, merchandising plans or other competitive business information. If a simple refusal to participate is not sufficient to end the discussion, an Affiliate should leave the meeting and promptly report the incident to the Company's Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

                  Trade associations, trade shows and similar activities are particularly sensitive because they provide an opportunity for gatherings of competitors. The Company supports only those trade associations and activities which perform useful and legitimate functions in our industry. Affiliates may attend activities of trade associations at which competitors are present only with management's approval.

         4.      Proper Accounting and Financial Integrity

                  All financial transactions must be executed in accordance with management's general or specific authorization. The Company's books, records and accounts must reflect, accurately and fairly and within the Company's regular system of accountability, all of the Company's transactions and the acquisition and/or disposition of its assets. All transactions must be accurately recorded to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied and other applicable rules, regulations and criteria, and to insure full accountability for all of the Company's assets and activities. Under no circumstances may there be any unrecorded Company funds or assets, regardless of the purpose for which the funds or assets may have been intended, or any improper or inaccurate entry knowingly made on the Company's books and records. No payment on behalf of the Company may be approved or made with the intention or understanding that any part of the payment is to be used for a purpose other than as described by the documents supporting the payment.

                  All Affiliates must cooperate fully with the Company's internal audit staff, independent auditors and counsel to enable them to discharge their responsibilities to the Company.

III.     USE OF COMPANY ASSETS, FACILITIES AND SERVICES

         The use of Company assets, including proprietary information, facilities or services, for any unlawful, improper or unauthorized purpose is strictly prohibited.

         No Affiliate may make any expenditures or otherwise make any commitments affecting the Company's assets unless properly authorized.

         1.      Improper Payments

                  No payments or gifts of anything of value (in money, property, discounts, services, rebates or otherwise), regardless of form, may be made or offered, directly or indirectly, in the conduct of the Company's affairs:

                  (a) to any domestic or foreign governments, agencies, officials, employees or agents, for purposes other than the satisfaction of lawful obligations; or

                  (b) to any private party, involving the use of the Company's assets or resources, except in the ordinary course of business.

                  Such payments or gifts, whether or not called gratuities and whether or not expressly or impliedly in exchange for certain conduct, may be perceived to be bribery or otherwise improper and are prohibited.

         2.       Political Contributions

                  No contributions of Company assets or resources or use of its facilities, regardless of form, may be made or offered, directly or indirectly, by any Affiliate to any political party, or any candidate for, or holder of, political office, either domestic or foreign. Affiliates must refrain from applying any pressure on or harassment of other Affiliates in political matters.

                  These restrictions are not intended to prohibit or discourage Affiliates from making personal contributions to political candidates or parties of their choice, or from participating in the political process for their own account and on their own time. Personal political contributions by Affiliates, however, will not be reimbursed by the Company, directly or indirectly.

         3.      Safeguarding Assets

                  Company assets must be safeguarded not only against inadvertent loss, but also against intentional misappropriation. Assets include not only cash, fixtures, furniture and equipment, but also merchandise, business and product plans, trade secrets and other proprietary or confidential information and related matters.

IV.      SELECTION OF VENDORS OF GOODS AND SUPPLIERS OF SERVICES

         The selection of a vendor or supplier of goods and/or services to the Company must be based on quality, need, performance and cost.

         In dealing with vendors, it is the responsibility of all Affiliates to actively promote the best interests of the Company, within legal limits, through aggressive attention to opportunities and to obtaining fair terms and treatment for the Company.

V.       CONFLICT OF INTEREST

         No Affiliate may directly or indirectly engage or participate in, or authorize, any transaction or arrangement involving, or raising questions of, possible conflict, whether ethical or legal, between the interests of the Company and the personal interests of the Affiliate.

         No Affiliate or any member of his or her family may, directly or indirectly, acquire or hold any beneficial interest of any kind in any firm or entity ("Related Company") that does, or in the recent past did, business with the Company, or which is currently or prospectively competing in any manner with the Company. This prohibition does not apply to the acquisition or holding of any security in a Related Company through a mutual fund or of any interest therein not in excess of 1% of any class of securities listed on a national securities exchange or traded in an established over-the-counter securities market. Activities and holdings which have the appearance of impropriety must also be avoided.

         No Affiliate or any member of his or her family may, directly or indirectly, seek, accept or retain gifts or other personal or business favors from any Related Company or from any individual or organization seeking to do business with the Company. Such personal or business favors include any type of gift, gratuity, use of facilities, favor, entertainment, service, loan, fee or compensation or anything of monetary value. Specific exceptions to this prohibition will be made if there is no reasonable likelihood of improper influence in the performance of duties on the part of the Affiliate on behalf of the Company and if the personal benefit falls into one of the following categories:

         - normal business courtesies, such as meals, involving no more than ordinary amenities;

         - paid trips or guest accommodations in connection with the Company's business and with the prior approval of the Vice President and Treasurer or Chief Executive Officer;

         - fees or other compensation received from any organization in which membership or an official position is held, but only if approved by the Vice President and Treasurer or Chief Executive Officer;

         - loans from financial institutions made in the ordinary course of their business on customary terms and at prevailing rates;

         - gifts of nominal value (less than $100) during the holiday season.

         No Affiliate or any member of his or her family may serve as a director, officer or employee of, or consultant to, a competitor or a Related Business without the prior approval of the Company's Vice President and Treasurer or Chief Executive Officer who, where appropriate, will confer with counsel to the Company. For purposes of this section, the term "family" shall include spouse, minor or adult children or step-children, parents, grandparents, grandchildren, or individuals residing in the employee's household, whether or not related.

         If any Affiliate, or member of his or her family, directly or indirectly owns a financial interest in, or has an obligation to, a Related Business, and if that interest or obligation is significant to the Affiliate or family member, neither the Affiliate nor his or her family member may conduct business with the Related Business without the prior written approval of the Company's Vice President and Treasurer or Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

         No Affiliate and no member of his or her family member may act as a broker, finder or other intermediary for his or her benefit, or for the benefit of any third party, in any transaction involving the Company without the prior written approval of the Company's Vice President and Treasurer or Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

         Gifts or entertainment which have an aggregate value in any year in excess of $100 are considered to be excessive and may not be accepted by any Affiliate. This prohibition shall also apply to common courtesies and hospitalities if their scale or nature would in any way appear to affect the impartiality of the Affiliate or imply a conflict of interest. However, this prohibition is not meant to preclude an Affiliate's acceptance of business entertainment that is not intended to influence his or her obligations to the Company and which is reasonable in nature, frequency and cost; for example, a lunch, dinner or occasional athletic, social or cultural event, or participation in corporate promotional events.

         An Affiliate must make every effort to refuse to accept, or to return, any gift or gifts from a Related Business exceeding $100 in value. If the Affiliate determines that the donor would be insulted or embarrassed if the gift is refused or returned, a conflict can be avoided by promptly reporting the gift to the Affiliate's supervisor, if applicable, and delivering to that person the gift or a check payable to the Company for the fair value of the gift (which the Company will then donate to charity).

VI.      SECURITIES TRADING

         1. Inside Information. Affiliates may not disclose material nonpublic (i.e., "inside") information concerning the Company to anyone not employed by the Company, or to any Affiliate who has no business need for such information, unless and until the information has been publicly released by the Company.

         Affiliates are also prohibited from buying or selling, directly or indirectly through third parties, the publicly-traded securities of any company, including the Company, on the basis of material nonpublic information concerning, or obtained directly or indirectly from or through, the Company.

         What is "material"? Material information is information that would be expected to affect either the investment decision of a reasonable investor or the market price of the stock. Material information may include information (whether positive or negative) relating to earnings, dividend actions, mergers or acquisitions, new products, personnel changes, labor operations, marketing changes or other matters, each depending upon all the relevant facts and circumstances. It may at times be difficult to determine materiality, particularly on a prospective basis, and the facts in each case must be carefully weighed. It should be remembered that plaintiffs who challenge and judges who rule on particular transactions or activities have the benefit of hindsight. Therefore, whenever there is any question concerning materiality, the Affiliate should either refrain from trading or consult the Company's Corporate Counsel or Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

         What is "non-public"? Information is non-public if it has not been disseminated in the Company's annual or periodic reports to shareholders, has not previously been the subject of a widely disseminated press release intended for and made available to the public, or has not been widely reported in the media, market letters, statistical services or the like. The mere existence of widespread rumors or unconfirmed press speculation concerning the information, however, does not mean that the information has been adequately disseminated.

         2. Trading Guidelines. Investment by Affiliates in the Company's stock is generally desirable and should not be discouraged. However, such investments must be made with caution and with recognition of the legal prohibitions concerning the use by corporate "insiders" of confidential information for their own profit. Guidelines to aid employees in determining when trading in the Company's stock are appropriate are set forth below. It should be noted that "trading" includes not only purchases and sales, but also exercises of options, warrants, puts and calls, etc. The prohibition on the use of material inside information also extends to the securities of other entities, such as Related Companies, as to which an Affiliate may become in possession of non-public information in the course of his or her employment by the Company.

                  A. An Affiliate may not trade if the Affiliate has knowledge of material information about the Company which has not been made widely available to the investing public. If there are questions whether information may be material, or if it has not been made widely available to the investing public, the matter should be discussed with the Company's Corporate Counsel or Chief Executive Officer who, where appropriate, will confer with counsel to the Company. Once information has been released by the Company, an Affiliate must still refrain from trading until sufficient time has passed to insure that the information has been made widely available to the investing public. In most cases, an Affiliate should refrain from trading until 48 hours after release by the Company of the information. If there are questions as to whether it is appropriate to trade in given circumstances, the Affiliate should contact the Company's Corporate Counsel or Chief Executive Officer for advice before trading.

                  B. Officers and directors may not trade, without prior permission, during any period which counsel to the Company has designated as a limited trading period for the Company, whether or not they possess any material inside information about the Company. While the reasons for a limited trading period or entry on a restricted list will generally not be given, counsel to the Company will attempt to limit the restrictions to those reasonably necessary in the best interests of the Company.

                  C. Directors of the Company and officers who report directly to the Chief Executive Officer or who have been designated by the Chief Executive Officer as "officers" for securities law reporting purposes must always obtain prior permission from the Compliance Officer before trading. Other officers may trade if no limitation on trading has been declared and the officer does not possess any material information about the Company which has not been publicly disclosed.

         3. Reporting and Other Obligations. Officers who report directly to the Chief Executive Officer and other officers who have been designated by the Chief Executive Officer as "officers" for securities law reporting purposes, directors and significant beneficial owners of the Company are also subject to specific reporting and other requirements under federal and state securities laws. Each of these persons will receive questionnaires and requests for information from the Company from time to time to aid the Company in complying with these laws. It is incumbent upon such persons to provide such information promptly, fully and accurately. Each person who is or becomes a beneficial owner of 10% or more of any class of the Company's securities must also comply with the reporting requirements and liability provisions of Section 16 of the Securities Exchange Act of 1934.

VII.     DISCLOSURE AND USE OF CONFIDENTIAL INFORMATION

         Safeguarding confidential information concerning the Company, its present and prospective business, and its customers, suppliers and investors is essential to the successful conduct of the Company's business.

         All information developed within the Company with respect to its business is confidential and must not be disclosed or otherwise made available to any person who is not an Affiliate. If any Affiliate is required by a court of law or by any governmental body to disclose or otherwise make available such information, the Affiliate must promptly notify the Company's Chief Executive Officer of this requirement so that the Company may exhaust its legal rights to maintain the confidentiality of such information or to limit its further disclosure.

         All external communications intended for the general public, the financial community or the press regarding the Company or its business must be approved in advance by the Company's Chief Executive Officer, Vice President and Treasurer, or by counsel to the Company.

         Confidential information encompasses all information relating to: (A) the business affairs and operations of the Company which is not otherwise available as public information and includes, but is not limited to, information or materials concerning (i) vendors, suppliers and customers of the Company (including mailing lists, credit card or charge card numbers, price and mark-up determinations, sales or sales trends, and costs of products or services paid by the Company), (ii) Company budgets, business plans and marketing plans, and
(iii) proprietary products or processes and any other confidential or nonpublic information concerning copyrights, trademarks, trade names, service marks, inventions, patents and products; and (B) all confidential information relating to any third party with whom the Company is under an obligation of confidentiality. This information may take a variety of forms, including:

                  --       Confidential or proprietary business documents

                  -- PC disks containing confidential or proprietary information

                  --       Blueprints or design idea sketches

                  --       Restricted vendor, supplier or customer information

                  --       Financial data

                  --       Payroll documents or reports


         Each Affiliate must keep all papers which include or reflect confidential information at the principal place of business of the Company or at such other place or places as the Company may designate from time to time. All such confidential information should be securely maintained by each Affiliate and should not be left out in the open or otherwise accessible to unauthorized persons, and should not be carelessly discarded or discussed in public (e.g., in an elevator where unauthorized persons may have access to it).

         Upon the termination of any Affiliate's employment with the Company, the Affiliate must deliver to the Company all documents, papers, records, files, recordings, digital and electronically stored information, computer or word-processing software, and any and all other materials containing confidential information; and the Affiliate may not retain any copies, duplicates, summaries or other descriptions of any of these materials.

         Each Affiliate is bound by these obligations with respect to the confidential information of the Company not only during the period of his or her employment with the Company, but also following the termination of his or her employment with the Company.

VIII.    OWNERSHIP OF INTELLECTUAL PROPERTY

         Any and all inventions (i) which are made, conceived, developed or enhanced by any Affiliate, either alone or together with others, during his or her employment with the Company, and (ii) which relate to the business or operations of the Company, or result from any work performed by the Affiliate for the Company, are the sole property of the Company and the Affiliate waives any and all right or interest that he or she may otherwise have with respect to any such invention. The term "inventions" means discoveries, improvements and ideas (whether or not patentable or copyrightable) which relate to any aspect of the Company's activities or business, or which are made through the use of the Company's materials, equipment or facilities.

         Any Affiliate who makes, conceives, develops or enhances any such inventions during the term of his or her employment with the Company must promptly and fully inform the Company in writing of such inventions and, if requested by the Company, execute, acknowledge and deliver to the Company such written instruments, and do such other acts or render such assistance, as may be necessary or appropriate, in the opinion of the Company, to confirm the title of the Company to such inventions and its right to obtain and maintain letters patent or similar protection with respect thereto.

IX.      COMPETITION WITH THE COMPANY

         No Affiliate may, during the term of his or her employment with the Company, engage in any of the following activities, directly or indirectly:

                  (a)     be or become interested in or associated with, or
                           represent or otherwise render assistance or services to (whether as an officer, director, stockholder, partner, consultant, contractor, owner, employee, agent or creditor, or otherwise), any business that is then, or which then proposes to become, a competitor of the Company anywhere in the world; except that the Affiliate may own, solely as an investment, the securities of any business if such ownership is (i) not as a controlling person of such business; (ii) not as a member of a group that controls such business, and (iii) not as a direct or indirect beneficial owner of 5% or more of any class of securities of such business;

                  (b) induce or seek to influence any other Affiliate (or any consultant to) the Company to leave its employ (or terminate its consultancy) or to become financially interested in a similar business;

                  (c) aid a competitor or supplier of the Company in any attempt to hire any person who has been employed by, or who was a consultant to, the Company within the one-year period preceding the date of any such aid;

                  (d) induce or attempt to influence any person who was a customer or supplier of the Company during such period to transact business with a competitor of the Company or not to do business with the Company;

                  (e) provide any business or assistance directly or indirectly to any competitor or supplier of the Company or to any person formerly employed by the Company or formerly acting as a consultant to the Company; or

                  (f) aid, assist or transact any business with any person who was an employee of, or a consultant to, any customer of the Company.

         These restrictions, however, do not prohibit any Affiliate from (i) serving on the board of directors of a reasonable number of other corporations not engaged in competition with the Company or the boards of a reasonable number of trade associations and/or charitable organizations; (ii) engaging in charitable activities and community affairs; (iii) managing his or her personal investments and affairs; or (iv) being involved in other business transactions, provided only that these activities do not interfere with the proper performance of his or her duties and responsibilities as an Affiliate of the Company.

X.       ENVIRONMENT, HEALTH AND SAFETY

         The Company is committed to environmental, health and safety protection for its Affiliates, customers, neighbors and others who may be affected by its products or activities.

         The laws and regulations in this area are complex, and violations can result in severe criminal and civil penalties for the Company and responsible Affiliates. If an Affiliate is faced with an environmental, health or safety issue, the Affiliate should promptly contact the Company's executive in charge of the office in which the Affiliate works to discuss that matter.

XI.      EMPLOYMENT ISSUES

         1. Equal Opportunity. The Company affords equal opportunity for employment, including equal treatment in hiring, promotion, training, compensation, termination and disciplinary action, to all individuals regardless of race, color, religion, national origin, sex (except where sex is a bona fide occupational qualification), sexual preference, marital status, veteran status, physical or mental disability (except where the disability is a job-related disqualifying factor), or any other status protected by law. Unlawful discrimination can expose the Company to substantial damages and unfavorable publicity. All Affiliates are required to conduct their Company activities with due regard to this policy.

         2. Harassment. It is the Company's policy to maintain a work environment free from all forms of harassment and to insist that all Affiliates be treated with dignity, respect and courtesy. Any comments or conduct relating to a person's race, religion, age, sex or ethnic background that fail to respect the dignity and feelings of the individual are unacceptable. Also unacceptable are comments or conduct of a sexual nature, where such behavior tends to threaten or offend a fellow Affiliate. Affiliates are cautioned that even joking or mild comments or conduct may violate this policy. It is the Company's goal that such comments or conduct not occur and should they occur, that they be rectified fairly and quickly.

         3. Disability. The Company is required to make reasonable accommodations to the known physical or mental limitations of a qualified employee or applicant with a disability if, with these accommodations, the person can perform the essential functions of his or her job. The Company may be excused from making a reasonable accommodation if the accommodation would impose an "undue hardship" on its business.

XII.     INTERNAL COMMUNICATION AND ENFORCEMENT OF POLICY

         The policies contained in this Code of Conduct will be communicated to all Affiliates, each of whom will be required to sign the attached Certificate of Compliance. New Affiliates will be required to do so at the date of their initial employment and at least annually thereafter. Other Affiliates will be required to do so upon their receipt of this Code of Conduct and at least annually thereafter.

         It is important that each Affiliate comply not only with the letter but, equally importantly, with the spirit of this Code. If an Affiliate believes that another Affiliate is acting in a manner that is not in compliance with this Code, or that he or she has been requested to act in such a manner, this circumstance should immediately be called to the attention of the Company's Corporate Counsel or Chief Executive Officer who, where appropriate, will confer with counsel to the Company. In order to encourage uninhibited communication of such matters, such communications will be treated confidentially to the fullest extent possible and no disciplinary or other retaliatory action will be taken against any Affiliate who communicates such matters.

XIII.    EFFECTS OF FAILURE TO COMPLY WITH CODE

         Conduct violative of this Code is expressly forbidden. Any Affiliate whose conduct violates this Code will be subject to disciplinary action by the Company, including, in the Company's discretion, discharge and/or forfeiture of any benefits or rights (including contractual rights) which, under applicable law, are forfeitable upon a discharge for cause, and to the enforcement of such other remedies as the Company may have under applicable law.

         The summaries of laws contained in this Code are brief and necessarily omit many subtleties and variations that exist in such laws, as well as other laws that may impose requirements upon the Company. In addition, laws which affect the Company may be supplemented, amended or repealed from time to time. Therefore, an Affiliate should request prior advice from the Company's Corporate Counsel or Chief Executive Officer who, where appropriate, will confer with counsel to the Company, if the Affiliate has any question or uncertainty concerning the impact of applicable laws upon his or her Company activities.

XIV.     CODE NOT A CONTRACT OF EMPLOYMENT

         This Code is not a contract of employment nor is it meant to limit the Company's rights to discipline or terminate employees for any acts or omissions, including those not set forth as part of this Code of Conduct. Neither does this Code of Conduct change the status of any at-will employee. The Company retains all of its rights in connection with the discipline and/or termination of Affiliates. This Code of Conduct is in addition to any employment contract that an Affiliate may have with the Company.

XV.      NAMES AND NUMBERS

         Chief Executive Officer     Ira B. Lampert               (954) 331-4203

         Vice President and
          Treasurer                  Harlan I. Press              (954) 331-4211

         Corporate Counsel           Ann E. Neal, Esq.            (954) 331-4212

         Outside Counsel             Ralph Sutcliffe, Esq.        (212) 479-6000
                                     Kronish Lieb, Weiner
                                       & Hellman
                                     1114 Ave. of the Americas
                                     New York, NY  10036

Revised 08/10/00